UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 20, 2008
Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030

(Commission File Numbers)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)
404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 20, 2008, the Board of Directors of Gray Television, Inc. (“Gray”) appointed Hilton H. Howell, Jr. as Chief Executive Officer of Gray and J. Mack Robinson as Chairman Emeritus. Mr. Howell will continue to serve as Vice Chairman and director of Gray’s Board of Directors. Effective August 20, 2008, Mr. Robinson resigned as Chief Executive Officer of Gray, but will continue to serve as a member of Gray’s Board of Directors. Mr. Robinson will continue to be compensated at an annual rate of $400,000 through December 31, 2008, after which time his compensation will be terminated. Mr. Howell’s annual rate of compensation has been increased from $125,000 to $250,000 effective August 20, 2008.
Each of Messrs. Robinson and Howell was disclosed as a named executive officer in Gray’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2008.
On August 20, 2008, Gray Television Inc. issued a press release with respect to the above-referenced appointment and resignation. A copy of the press release is hereby attached as Exhibit 99 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

99	Press Release issued by Gray Television Inc. on August 20, 2008

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television Inc.

August 20, 2008	By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description
99	Press release issued by Gray Television Inc. on August 20, 2008